                                                                 Exhibit 10.9.1

                          FIRST AMENDMENT TO SUBLEASE

          This First Amendment to Sublease ("Amendment") dated as of November 1,
                                             ---------
1999, is entered into by and between Smith Industries Aerospace & Defense Systems Inc., a Delaware corporation ("Landlord") and e.Digital Corporation
                                       --------
(f/k/a Norris Communications Inc.), a Delaware corporation and American Technology Corporation, a Delaware corporation ("Tenant").
                                                 ------

                                   RECITALS

          WHEREAS, Global Associates, Ltd., a Virginia corporation ("Former Landlord") and Tenant have entered into that certain Sublease Agreement (the "Sublease") dated as of the 11th day of July, 1997 for a portion of the building known as 13112 Evening Creek Drive South, San Diego, California 92128 (the "Premises"); and

          WHEREAS, Landlord purchased certain assets from Former Landlord pursuant to a bankruptcy proceeding captioned In re Global Associates, Ltd.,
                                              ------------------------------
United States Bankruptcy Court for the District of Maryland (Greenbelt Division), Case No. 98-10216-DK, including, without limitation, all of the Former Landlord's right, title and interest as tenant in and to that certain Lease Agreement dated August 14, 1996 by and between Scientific Atlanta, Inc., predecessor-in-interest to Bedford Property Investors, Inc., a Maryland corporation ("Prime Landlord"), as landlord and Former Landlord, as tenant, as amended by amendment dated October 23, 1995, and amendment dated January 24, 1997, as confirmed by the Prime Landlord and Landlord pursuant to that Second Amendment to Lease Agreement and Reinstatement of Lease dated as of August 15, 1998 (as amended and reinstated, the "Prime Lease"); and

          WHEREAS, Landlord and Tenant desire to amend the Sublease as particularly set forth herein.

          NOW, THEREFORE, in reliance upon the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant agree and hereby amend the Sublease as follows:

                                   AGREEMENT

          1.   Definitions. All capitalized terms used and not otherwise defined
               -----------
herein shall have the same meanings ascribed to them in the Sublease.

          2.   Term. Paragraph 3(B) is hereby amended by deleting "July 31,
               -----
2000" where it appears and inserting in lieu thereof "July 31, 2002."

          3.   Premises. The definition of Premises is amended to add
               ---------
approximately 5,131 rentable square feet to the Premises (the "Additional Space"), such that, as of the date of this Amendment, the Premises shall comprise approximately 18,056 rentable square feet in the building, as such Premises are outlined and shown on Exhibit B attached to this Amendment and by
                                   ---------
this reference made a part hereof and hereby replacing Exhibit B to the
                                                       ---------
Sublease. Tenant represents that it has inspected the Additional Space and has found the same in satisfactory condition, subject to the completion of the tenant improvements specified in Exhibit C attached hereto and made a part hereof.

          4.   Base Rent. Paragraph 4(A) is hereby deleted and replaced with the
               ---------
following:

     "(A) Tenant covenants and agrees to pay to Landlord an annual base rent (the "Base Rent") in equal monthly installments, each in advance on the first
      ---------
day of each calendar month during the term of this Sublease in accordance with the following schedule:


                             Annual Rate per
                             Square Foot of                        Monthly base
    Time Period          Premises Rentable Area  Annual Base Rent     Rent
----------------------   ----------------------  ----------------  ------------
From August 1, 1997             $12.84              $165,957.00     $13,829.75
 through July 31, 1998

From August 1, 1998             $13.44              $173,712.00     $14,476.00
 through July 31, 1999

From August 1, 1999             $14.04              $181,467.00     $15,122.25
 through October 31,
 1999

From November 1,                $14.04              $253,506.24     $21,125.50
 1999 through July 31,
 2000

From August 1, 2000             $14.64              $264,339.84     $22,028.32
 through July 31, 2001

From August 1, 2001             $15.24              $275,173.44     $22,931.12
 through July 31, 2002

          5.   Additional Alterations. Landlord shall perform the tenant
               ----------------------
improvement work to the Additional Space requested by Tenant and shown on Exhibit B attached hereto and as specified on the plans and specifications identified as Attachment No. 1. Tenant shall reimburse Landlord for the costs
              ----------------
incurred by Landlord to perform the tenant improvements, less costs paid by Landlord for the backflow prevention device and fire door. Landlord and Tenant hereby agree that the amount to be paid by Tenant to Landlord to reimburse it for such costs is $41,480.00, together with such additional costs as Landlord may incur because of (a) change orders or other modifications requested by Tenant and approved by Landlord, and (b) costs incurred by Landlord to perform certain pre-occupancy tenant work and improvements, including reconfiguration and installation of modular furniture. Such amount shall be payable as follows:
$8,296.00 has heretofore been paid or shall be paid by Tenant to Landlord upon Tenant's execution and delivery of this Sublease. The remaining $33,184.00 shall be paid no later than December 9, 1999. Any additional costs incurred by Landlord under (a) and (b) above shall be billed to Tenant and immediately due and payable.

          6. This Amendment and Landlord's and Tenant's obligations hereunder are conditioned upon obtaining the written consent of the Prime Landlord to this Amendment.

          7. The obligations of Tenant under the Sublease shall be the joint and several responsibility of all entities named herein.

          8. Except as expressly modified herein, the Sublease shall remain unmodified and in full force and effect. In the event a conflict exists between the terms and conditions of this Amendment and the terms and conditions of the Sublease, the terms and conditions of this Amendment shall control.

          IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of this date set forth above.



LANDLORD:                               TENANT:

Date: __________________________, 1999  Date: _________________________, 1999

SMITHS INDUSTRIES AEROSPACE &           e.DIGITAL CORPORATION (f/k/a/ Norris
DEFENSE SYSTEMS, INC., a Delaware       Communications, Inc.), a Delaware
Corporation                             Corporation

By:                                     By: /s/ ALFRED H. FALK
                                            ------------------
Name:                                   Name: Alfred H. Falk
Its:                                    Its: President


                                        AMERICAN TECHNOLOGY CORPORATION,
                                        a Delaware Corporation

                                        By: /s/ CON BROSNAN
                                            ---------------
                                        Name: Con Brosnan
                                        Its: President


                                       4